CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-52952, 333-69653, 333-56237, 333-53359, 333-46647, 333-20999, 333-109010, 333-117078, 333-124681) and in the Registration Statements on Form S-8 (Nos. 333-52957, 333-28427, 333-14243, 333-123446) of Brandywine Operating Partnership, L.P. of our report dated March 14, 2005, except for Note 25, which is as of November 14, 2005, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Prentiss Properties Trust, which appears in the Current Report on Form 8-K of Brandywine Operating Partnership, L.P. dated December 13, 2005. We also consent to the references to us under the heading “Experts” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
December 13, 2005